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                                                               Exhibit 23




                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 2-91309, 33-47832, 33-59562, and 33-50563) and the Registration Statements on Form S-8 (Nos. 2-76847, 2-81536, 33-26099, 33-30821, 33-48165, 33-52067, 33-52989,
33-50563, and 33-54099) of Dresser Industries, Inc. of our report dated November 30, 1995 appearing on page 31 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Dallas, Texas
January 26, 1996